Filed Pursuant to Rule 424(b)(2)
Registration No. 333-228614
The Bank of Nova Scotia
$6,050,000 Capped Enhanced Participation Basket-Linked Notes Due February 5, 2021
The notes do not bear interest. The amount that you will be paid on your notes at maturity (February 5, 2021) is based on the performance of an unequally-weighted basket comprised of the common stock or ordinary shares of 49 companies (the basket components) as measured from the trade date (January 3, 2020) to and including the valuation date (February 3, 2021). For a full list of the basket components, see “About the Basket” on page P-8.
The initial basket level was set to 100 on the trade date and the final basket level will equal the sum of the products, as calculated for each basket component, of: (i) the final component price on the valuation date divided by the initial component price multiplied by (ii) the applicable initial weighted value for such basket component set forth on page P-8. If the final basket level is greater than the initial basket level, the return on your notes will be positive and will equal 200% times the basket return, subject to the maximum payment amount of $1,160.00 for each $1,000 principal amount of your notes. If the final basket level on the valuation date is equal to the initial basket level, you will receive the principal amount of your notes. If the final basket level is less than the initial basket level, the return on your notes will be negative and will equal the basket return. Any payment on your notes is subject to the creditworthiness of The Bank of Nova Scotia.
To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 principal amount of your notes:
●
if the final basket level is greater than the initial basket level (the basket return is positive), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return times (c) 200%, subject to the maximum payment amount; or

●
if the final basket level is equal to or less than the initial basket level (the basket return is zero or negative), you will receive an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return.

No payments on your notes will be made prior to maturity.
Investment in the notes involves certain risks. You should refer to “Additional Risks” beginning on page P-16 of this pricing supplement and “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product prospectus supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 5 of the accompanying prospectus.
The initial estimated value of your notes at the time the terms of your notes were set on the trade date was $983.00 per $1,000 principal amount, which is less than the original issue price of your notes listed below. See “Additional Information Regarding Estimated Value of the Notes” on the following page and “Additional Risks” beginning on page P-16 of this document for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.
	Per Note	Total
Original Issue Price	100.00%	$6,050,000.00
Underwriting commissions	1.10%	$66,550.00
Proceeds to The Bank of Nova Scotia	98.90%	$5,983,450.00
NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PRICING SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ACCOMPANYING PROSPECTUS SUPPLEMENT OR ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE NOTES ARE NOT INSURED BY THE CANADA DEPOSIT INSURANCE CORPORATION PURSUANT TO THE CANADA DEPOSIT INSURANCE CORPORATION ACT (THE “CDIC ACT”) OR THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF CANADA, THE UNITED STATES OR ANY OTHER JURISDICTION.
Scotia Capital (USA) Inc.	Goldman Sachs & Co. LLC Dealer
Pricing Supplement dated January 3, 2020

The Capped Enhanced Participation Basket-Linked Notes Due February 5, 2021 (the “notes”) offered hereunder are unsubordinated and unsecured obligations of The Bank of Nova Scotia (the “Bank”) and are subject to investment risks including possible loss of the principal amount invested due to the negative performance of the basket and the credit risk of The Bank of Nova Scotia. As used in this pricing supplement, the “Bank,” “we,” “us” or “our” refers to The Bank of Nova Scotia. The notes will not be listed on any U.S. securities exchange or automated quotation system.
The return on your notes will relate to the price return of the basket components and will not include any dividends that may be paid on the basket components. The notes are derivative products based on the performance of the basket. The notes do not constitute a direct investment in any of the basket components. By acquiring the notes, you will not have a direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of, any basket component, and will not have any rights as a shareholder, unitholder or other security holder of any of the issuers of the basket components (each, a “basket component issuer” and together, the “basket component issuers”) including, without limitation, any voting rights or rights to receive dividends or other distributions.
Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the notes from us for distribution to other registered broker dealers or has offered the notes directly to investors. SCUSA or any of its affiliates or agents may use this pricing supplement in market-making transactions in notes after their initial sale. Unless we, SCUSA or another of our affiliates or agents selling such notes to you informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product prospectus supplement.
The original issue price, commissions and proceeds to the Bank listed above relate to the notes we issue initially. We may decide to sell additional notes after the date of this pricing supplement, at original issue prices and with commissions and proceeds to the Bank that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the notes will depend in part on the original issue price you pay for such notes.
Additional Information Regarding Estimated Value of the Notes
On the cover page of this pricing supplement, the Bank has provided the initial estimated value for the notes. This initial estimated value was determined by reference to the Bank’s internal pricing models, which take into consideration certain factors, such as the Bank’s internal funding rate on the trade date and the Bank’s assumptions about market parameters. For more information about the initial estimated value, see “Additional Risks” beginning on page P-16.
The economic terms of the notes (including the participation rate and maximum payment amount) are based on the Bank’s internal funding rate, which is the rate the Bank would pay to borrow funds through the issuance of similar market-linked notes, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the notes is greater than the initial estimated value of the notes. The Bank’s internal funding rate is typically lower than the rate the Bank would pay when it issues conventional fixed rate debt securities as discussed further under “Additional Risks — Neither the Bank’s nor Goldman Sachs & Co. LLC’s (“GS&Co.’s”) estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities”. The Bank’s use of its internal funding rate reduces the economic terms of the notes to you.
The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell the notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately GS&Co.’s estimate of the market value of your notes on the trade date, based on its pricing models and taking into account the Bank’s internal funding rate, plus an additional amount (initially equal to $9.50 per $1,000 principal amount).
Prior to April 3, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through April 2, 2020). On and after April 3, 2020, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models. For additional information regarding the value of your notes shown in your GS&Co. account statements and the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), each based on GS&Co.’s pricing models; see “Additional Risks — The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes”.
We urge you to read the “Additional Risks” beginning on page P-16 of this pricing supplement.

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the accompanying prospectus, accompanying prospectus supplement, and accompanying product prospectus supplement, each filed with the Securities and Exchange Commission (“SEC”). See “Additional Terms of Your Notes” in this pricing supplement.

Issuer:	The Bank of Nova Scotia (the "Bank”)

Issue:	Senior Note Program, Series A

CUSIP/ISIN:	064159RP3 / US064159RP31

Type of Notes:	Capped Enhanced Participation Basket-Linked Notes

Basket:	An unequally weighted basket comprised of the basket components; see “About the Basket” on page P-8.

Basket Components:	The 49 common stocks or ordinary shares listed under “About the Basket” on page P-8.

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Principal Amount:
$1,000 per note; $6,050,000 in the aggregate for all the offered notes; the aggregate principal amount of the offered notes may be increased if the Bank, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this pricing supplement.

Original Issue Price:	100% of the principal amount of each note

Currency:	U.S. dollars

Trade Date:	January 3, 2020

Original Issue Date:
January 10, 2020.

Delivery of the notes will be made against payment therefor on the 5th business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on or prior to the second business day before delivery of the notes will be required, by virtue of the fact that each note initially will settle in 5 business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

Valuation Date:
February 3, 2021.

The valuation date could be delayed by the occurrence of a market disruption event. See “Market Disruption Events” herein and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement. Further, if the valuation date is not a trading day with respect to a basket component, the valuation date will be postponed in the same manner as if a market disruption event has occurred with respect to such basket component. Notwithstanding anything to the contrary set forth under “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement, in no event will the valuation date with respect to a basket component be postponed by more than eight (8) trading days.

Maturity Date:
February 5, 2021, subject to adjustment due to a market disruption event, a non-trading day with respect to one or more basket components or a non-business day, as described in more detail under “General Terms of the Notes—Maturity Date” in the accompanying product prospectus supplement.

Principal at Risk:	You will lose all or a substantial portion of your initial investment at maturity if the final basket level is less than the initial basket level.

Purchase at amount other than the principal amount:
The amount we will pay you on the maturity date for your notes will not be adjusted based on the original issue price you pay for your notes, so if you acquire notes at a premium (or discount) to the principal amount and hold them to the maturity date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at the principal amount. Additionally, the maximum payment amount would be triggered at a lower (or higher) percentage return than indicated below, relative to your initial investment. See “Additional Risks—If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected” herein.

Fees and Expenses:
As part of the distribution of the notes, SCUSA or one of our other affiliates has agreed to sell the notes to GS&Co. at a discount reflecting commissions of $11.00 per $1,000 principal amount of notes. The commissions per $1,000 principal amount are comprised of $2.50 of fees and $8.50 of selling commission.  See "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.

The price at which you purchase the notes includes costs that the Bank or its affiliates expect to incur and profits that the Bank or its affiliates expect to realize in connection with hedging activities related to the notes, as set forth below under “Supplemental Plan of Distribution (Conflicts of Interest)”. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes.  As a result, you may experience an immediate and substantial decline in the market value of your notes on the trade date. See “Additional Risks—Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our respective clients and counterparties to be contrary to those of investors in the notes” in this pricing supplement.

Payment at Maturity:
The payment at maturity will be based on the performance of the basket and will be calculated as follows:

•            If the final basket level is greater than the initial basket level, then the payment at maturity for each $1,000 principal amount of your notes will equal:
o            The lesser of (a) the principal amount + (principal amount x basket return x participation rate) and (b) the maximum payment amount
•            If the final basket level is equal to or less than the initial basket level, then the payment at maturity for each $1,000 principal amount of your notes will equal:
o            principal amount + (principal amount x basket return)

In this case you will suffer a percentage loss on your initial investment equal to the negative basket return. Accordingly, you could lose up to 100% of your initial investment.

Initial Basket Level:	100

Initial Weighted Value; Initial Weight in Basket:
The initial weighted value for each of the basket components equals the product of the initial weight in the basket of such basket component times the initial basket level. The initial weight in the basket and the initial weighted value for each basket component are set forth under “About the Basket” on page P-8.

Initial Component Price:
For each basket component, the closing price of such basket component calculated on the trade date, as determined by the calculation agent and set forth under “About the Basket” on page P-8, subject to adjustment as described under “General Terms of the Notes—Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.

Final Component Price:
For each basket component, the closing price of such basket component calculated on the valuation date.

In certain special circumstances, the final component price will be determined by the calculation agent, in its discretion. See “General Terms of the Notes — Unavailability of the Closing Price of the Reference Asset on a Valuation Date” and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement and “Market Disruption Events” herein.

Final Basket Level:
The sum of the products, as calculated for each basket component, of: (i) the final component price of such basket component divided by the initial component price of such basket component multiplied by (ii) the initial weighted value of such basket component.

Basket Return:	The quotient of (1) the final basket level minus the initial basket level divided by (2) the initial basket level, expressed as a percentage.

Participation Rate:	200.00%

Maximum Payment Amount:	$1,160.00. The maximum payment amount sets a cap on appreciation of the basket of 8.00%.

Closing Price:
As used herein, the “closing price” of a basket component on any date will equal the closing sale price or last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), on a per-share basis on the principal national securities exchange on which the basket component is listed for trading on that day, or, if the basket component is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of such basket component.

If a basket component is not listed or traded as described above, then the closing price for such basket component on any day will be the average, as determined by the calculation agent, of the bid prices for such basket component obtained from as many dealers in such basket component selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent, the dealer or any of its or our affiliates.

Trading Day:	With respect to each basket component, a day on which the principal trading market for such basket component is open for trading.

Market Disruption Events:
Notwithstanding anything to the contrary in the accompanying product prospectus supplement, a market disruption event means, with respect to a basket component, the occurrence of any of the following events, in each case as determined by the Calculation Agent:

•            a suspension, absence or material limitation of trading in the basket component on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market;

•            a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the basket component, in the primary markets for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market; or

 •           the closure on any day of the primary market for that Basket Component on a trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such trading day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such trading day for such primary market.

The occurrence of any of the following events with respect to a basket component, will not, by itself, constitute a market disruption event for such basket component:

•            a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
•            a decision to permanently discontinue trading in the option or futures contracts relating to the basket component.

For purposes of determining whether a market disruption event has occurred with respect to a basket component, an “absence of trading” in the primary securities market on which a basket component, or on which option or futures contracts relating to a basket component, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a basket component, or in option or futures contracts relating to a basket component (if any), in the primary market for that stock or those contracts, by reason of any of the following will constitute a “suspension or material limitation of trading” for such basket component or such contracts:

•            a price change exceeding limits set by that market;
•            an imbalance of orders relating to that basket stock or those contracts; or
•            a disparity in bid and ask quotes relating to that basket stock or those contracts

For the avoidance of doubt, a market disruption event with respect to a particular basket component will not, by itself, constitute a market disruption event for any other basket component.

Form of Notes:	Book-entry

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank

Status:
The notes will constitute direct, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime of any jurisdiction.

Tax Redemption:
The Bank (or its successor) may redeem the notes, in whole but not in part, at a redemption price determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the notes. See “Tax Redemption” in the accompanying product prospectus supplement.

Listing:	The notes will not be listed on any securities exchange or quotation system.

Use of Proceeds:	General corporate purposes

Clearance and Settlement:	Depository Trust Company

Business Day:	New York and Toronto

Terms Incorporated:	All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product prospectus supplement, as modified by this pricing supplement.

Canadian Bail-in:	The notes are not bail-inable debt securities under the CDIC Act.
INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE ALL OR A SUBSTANTIAL PORTION OF YOUR INVESTMENT. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF THE BANK. IF THE BANK WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

About the Basket

The following table lists the basket components and related information, including their corresponding Bloomberg Professional® service (“Bloomberg”) tickers, primary listings, initial weights in the basket, initial weighted values and initial component prices. Each of the basket component issuers faces its own business risks and other competitive factors. Any of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the maturity date. Our offering of the notes does not constitute a recommendation by the Bank, GS&Co. or any of our or their respective affiliates to invest in the basket, any basket component or the notes. You should make your own investigation of the basket components and the basket component issuers and whether to obtain exposure to the basket through an investment in the notes.
Bloomberg Ticker	Basket Component	Primary Listing	Initial Weight in the Basket	Initial Weighted Value	Initial Component Price
ABBV	AbbVie Inc.	New York Stock Exchange	2.2276%	2.2276	$88.70
ADM	Archer-Daniels-Midland Company	New York Stock Exchange	2.1307%	2.1307	$46.02
AMGN	Amgen Inc.	The Nasdaq Global Select Market	2.2277%	2.2277	$238.47
AVGO	Broadcom Inc.	The Nasdaq Global Select Market	2.1206%	2.1206	$314.19
BBY	Best Buy Co., Inc.	New York Stock Exchange	2.3327%	2.3327	$87.18
BMY	Bristol-Myers Squibb Company	New York Stock Exchange	2.2572%	2.2572	$62.78
CAH	Cardinal Health, Inc.	New York Stock Exchange	1.8696%	1.8696	$49.36
CAT	Caterpillar Inc.	New York Stock Exchange	2.0869%	2.0869	$148.44
CFG	Citizens Financial Group, Inc.	New York Stock Exchange	2.1624%	2.1624	$39.91
CMA	Comerica Incorporated	New York Stock Exchange	2.0930%	2.0930	$70.66
CMI	Cummins Inc.	New York Stock Exchange	2.0205%	2.0205	$176.81
CSCO	Cisco Systems, Inc.	The Nasdaq Global Select Market	1.8584%	1.8584	$47.63
DAL	Delta Air Lines, Inc.	New York Stock Exchange	2.0563%	2.0563	$58.06
DRI	Darden Restaurants, Inc.	New York Stock Exchange	1.9972%	1.9972	$112.38
DTE	DTE Energy Company	New York Stock Exchange	1.8716%	1.8716	$129.01
DXC	DXC Technology Company	New York Stock Exchange	2.5275%	2.5275	$35.23
EMN	Eastman Chemical Company	New York Stock Exchange	2.0552%	2.0552	$75.95
ETN	Eaton Corporation Public Limited Company	New York Stock Exchange	2.1736%	2.1736	$95.16
GILD	Gilead Sciences, Inc.	The Nasdaq Global Select Market	1.8870%	1.8870	$65.07
GLW	Corning Incorporated	New York Stock Exchange	1.8074%	1.8074	$29.60
HBAN	Huntington Bancshares Incorporated	The Nasdaq Global Select Market	2.0216%	2.0216	$14.81
HPE	Hewlett Packard Enterprise Company	New York Stock Exchange	1.9604%	1.9604	$15.77
HPQ	HP Inc.	New York Stock Exchange	2.2460%	2.2460	$20.53
IBM	International Business Machines Corporation	New York Stock Exchange	1.8758%	1.8758	$134.34

IPG	The Interpublic Group of Companies, Inc.	New York Stock Exchange	2.0298%	2.0298	$22.73
KEY	KeyCorp	New York Stock Exchange	2.1736%	2.1736	$19.91
KR	The Kroger Co.	New York Stock Exchange	2.1726%	2.1726	$28.70
KSS	Kohl's Corporation	New York Stock Exchange	1.8666%	1.8666	$49.19
LLY	Eli Lilly and Company	New York Stock Exchange	2.2368%	2.2368	$131.77
M	Macy's, Inc.	New York Stock Exchange	1.9624%	1.9624	$16.53
MS	Morgan Stanley	New York Stock Exchange	2.1848%	2.1848	$51.20
NTAP	NetApp, Inc.	The Nasdaq Global Select Market	2.1838%	2.1838	$61.70
OMC	Omnicom Group Inc.	New York Stock Exchange	1.9522%	1.9522	$79.93
PEG	Public Service Enterprise Group Incorporated	New York Stock Exchange	1.7891%	1.7891	$58.70
PSX	Phillips 66	New York Stock Exchange	1.9757%	1.9757	$108.49
REG	Regency Centers Corporation	The Nasdaq Global Select Market	1.7064%	1.7064	$62.41
SNA	Snap-on Incorporated	New York Stock Exchange	2.0655%	2.0655	$167.09
SPG	Simon Property Group, Inc.	New York Stock Exchange	1.8175%	1.8175	$145.35
STX	Seagate Technology Public Limited Company	The Nasdaq Global Select Market	1.9971%	1.9971	$58.91
SWKS	Skyworks Solutions, Inc.	The Nasdaq Global Select Market	2.4796%	2.4796	$118.65
T	AT&T Inc.	New York Stock Exchange	1.9196%	1.9196	$39.06
TAP	Molson Coors Brewing Company	New York Stock Exchange	1.7411%	1.7411	$53.38
TXN	Texas Instruments Incorporated	The Nasdaq Global Select Market	1.8197%	1.8197	$127.85
UNM	Unum Group	New York Stock Exchange	1.9788%	1.9788	$29.06
VIAC	ViacomCBS Inc.	The Nasdaq Global Select Market	2.0328%	2.0328	$41.45
VLO	Valero Energy Corporation	New York Stock Exchange	1.9655%	1.9655	$91.52
VZ	Verizon Communications Inc.	New York Stock Exchange	1.8880%	1.8880	$60.40
WBA	Walgreens Boots Alliance, Inc.	The Nasdaq Global Select Market	1.9155%	1.9155	$59.08
WYNN	Wynn Resorts, Limited	The Nasdaq Global Select Market	2.2786%	2.2786	$141.47
Calculation of the Basket
The initial basket level was set to 100 on the trade date. The final basket level will be determined on the valuation date and will be equal to the sum of, for each of the basket components: the product of (i) the final component price of such basket component divided by the initial component price of such basket component multiplied by (ii) the initial weighted value of such basket component. For each basket component, the initial weighted value is equal to the product of the initial weight of such basket component in the basket multiplied by the initial basket level.

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated December 26, 2018, as supplemented by the prospectus supplement dated December 26, 2018 and the product prospectus supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018, relating to our Senior Note Program, Series A, of which these notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product prospectus supplement; third, the prospectus supplement; and last, the prospectus. The notes may vary from the terms described in the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein.
This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
Product Prospectus Supplement (Equity Securities Linked Notes and Exchange Traded Fund Linked Notes, Series A) dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002481/bn50678220-424b2.htm
Prospectus Supplement dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000091412118002473/bn50676984-424b3.htm
Prospectus dated December 26, 2018:
http://www.sec.gov/Archives/edgar/data/9631/000119312518357537/d677731d424b3.htm

INVESTOR SUITABILITY

The notes may be suitable for you if:
•	You fully understand the risks inherent in an investment in the notes, including the risk of losing all or a substantial portion of your initial investment.
•	You believe that the level of the basket will appreciate over the term of the notes and that the appreciation is unlikely to exceed the cap on appreciation within the maximum payment amount.
•	You can tolerate a loss of up to 100% of your initial investment and are willing to make an investment that has the same downside market risk as that of an investment in the basket components.
•	You are willing to hold the notes to maturity, a term of approximately 13 months, and accept that there may be little or no secondary market for the notes.
•
You understand and accept that your potential return is limited to the maximum payment amount and you are willing to invest in the notes based on the maximum payment amount indicated on the cover hereof.

•	You can tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the basket components.
•	You do not seek current income from your investment and are willing to forgo any dividends paid on the basket components.
•	You are willing to accept the single equity risks associated with the basket components.
•
You are willing to assume the credit risk of the Bank for all payments under the notes, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The notes may not be suitable for you if:
•	You do not fully understand the risks inherent in an investment in the notes, including the risk of losing all or a substantial portion of your initial investment.
•
You believe that the level of the basket will decline during the term of the notes or you believe the level of the basket will appreciate over the term of the notes and that the appreciation is likely to exceed the cap on appreciation within the maximum payment amount.

•	You require an investment designed to guarantee a full return of principal at maturity.
•
You cannot tolerate a loss of up to 100% of your initial investment or are not willing to make an investment that, if the final basket level is less than the initial basket level, has the same downside market risk as that of an investment in the basket components.

•	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the notes based on the maximum payment amount indicated on the cover hereof.
•	You are unable or unwilling to hold the notes to maturity, a term of approximately 13 months, or you seek an investment for which there will be a secondary market.
•	You cannot tolerate fluctuations in the price of the notes prior to maturity that may be similar to or exceed the downside fluctuations in the price of the basket components.

•	You seek current income from your investment or are unwilling to forgo any dividends paid on the basket components.
•	You are not willing to accept the single equity risks associated with the basket components.
•	You are not willing to assume the credit risk of the Bank for all payments under the notes.
The investor suitability considerations identified above are not exhaustive. Whether or not the notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the notes in light of your particular circumstances. You should also review ‘‘Additional Risks’’ herein, ‘‘Additional Risk Factors Specific to the Notes’’ in the accompanying product prospectus supplement and "Risk Factors" in the accompanying prospectus supplement and in the accompanying prospectus for risks related to an investment in the notes.

HYPOTHETICAL PAYMENTS AT MATURITY ON THE NOTES

The examples set out below are included for illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical final basket levels on the valuation date could have on the payment at maturity assuming all other variables remain constant.
The examples below are based on a range of final basket levels that are entirely hypothetical; the level of the basket on any day throughout the term of your notes, including the final basket level on the valuation date, cannot be predicted. The basket components have been highly volatile in the past, meaning that the prices of the basket components have changed considerably in relatively short periods, and their performances cannot be predicted for any future period.
The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the principal amount and held to the maturity date. If you sell your notes in a secondary market prior to the maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the basket components and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes were set on the trade date (as determined by reference to pricing models used by us) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risks—The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes were set on the trade date) is lower than the original issue price of the notes” herein. The information in the examples also reflect the key terms and assumptions in the box below.
Key Terms and Assumptions
Principal amount	$1,000
Participation rate	200.00%
Initial basket level	100
Maximum payment amount	$1,160.00
Neither a market disruption event nor a non-trading day occurs with respect to any basket component on the originally scheduled valuation date.
No reorganization event occurs with respect to any basket component.
Notes are purchased on the original issue date at the principal amount and held to the maturity date.
The actual performance of the basket over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical prices of each basket component shown elsewhere in this pricing supplement. For information about the historical prices of each basket component see “Information Regarding the Basket and the Basket Components” below.
Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket components.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical payment at maturity, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level), and are expressed as percentages of the principal amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would pay for each $1,000 of the outstanding principal amount of the offered notes on the maturity date would equal 100.000% of the principal amount of a note, based on the corresponding hypothetical final basket level (expressed as a percentage of the initial basket level) and the assumptions noted above.
Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Payment at Maturity (as Percentage of Principal Amount)
140.000%	116.000%
130.000%	116.000%
120.000%	116.000%
110.000%	116.000%
108.000%	116.000%
105.000%	110.000%
103.000%	106.000%
102.000%	104.000%
100.000%	100.000%
90.000%	90.000%
80.000%	80.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%
If, for example, the final basket level were determined to be 25.000% of the initial basket level, the payment at maturity that we would pay on your notes at maturity would be 25.000% of the principal amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the principal amount and held them to the maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to the principal amount you would lose a correspondingly higher percentage of your investment). If the final basket level were determined to be 0.000% of the initial basket level, you would lose 100.000% of your investment in the notes. In addition, if the final basket level were determined to be 140.000% of the initial basket level, the payment at maturity that we would pay on your notes at maturity would be capped at the maximum payment amount, or 116.000% of each $1,000 principal amount of your notes, as shown in the table above. As a result, if you held your notes to the maturity date, you would not benefit from any increase in the level of the basket to a final basket level that is greater than 108.000% of the initial basket level.

The following chart shows a graphical illustration of the hypothetical payment at maturity that we would pay on your notes on the maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The hypothetical payments at maturity in the chart are expressed as percentages of the principal amount of your notes and the hypothetical final basket levels are expressed as percentages of the initial basket level. The chart shows that any hypothetical final basket level of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical payment at maturity of less than 100.000% of the principal amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical final basket level of greater than or equal to 108.000% (the section right of the 108.000% marker on the horizontal axis) would result in a capped return on your investment. Any payment on the notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

# Hypothetical Payoff Profile

160.000%
140.000%
120.000%
116.000%
100.000%
80.000%
60.000%
40.000%
20.000%
0.000%
Hypothetical Payment at Maturity (as % of Principal Amount)
0.000%
100.000%
108.000%
Hypothetical Final Basket Level (as % of Initial Basket Level)
Basket Performance
Note Performance

The payments at maturity shown above are entirely hypothetical; they are based on hypothetical final basket levels and prices of the basket components that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your notes at maturity or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical payments at maturity on the notes held to the maturity date in the examples above assume you purchased your notes at their principal amount and have not been adjusted to reflect the actual original issue price you will pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risks—The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” herein.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of a non-interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.
We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the price of each basket component and the market value of your notes at any time prior to the maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual basket return, which will be determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISKS

An investment in the notes involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read “Additional Risk Factors Specific to the Notes” in the accompanying product prospectus supplement and “Risk Factors” in the accompanying prospectus supplement and in the accompanying prospectus.
You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement.
The Bank’s initial estimated value of the notes at the time of pricing (when the terms of your notes were set on the trade date) is lower than the original issue price of the notes
The Bank’s initial estimated value of the notes is only an estimate. The original issue price of the notes exceeds the Bank’s initial estimated value. The difference between the original issue price of the notes and the Bank’s initial estimated value reflects costs associated with selling and structuring the notes, as well as hedging its obligations under the notes with a third party.
Neither the Bank’s nor GS&Co.’s estimated value of the notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities
The Bank’s initial estimated value of the notes and GS&Co.’s estimated value of the notes at any time are determined by reference to the Bank’s internal funding rate. The internal funding rate used in the determination of the estimated value of the notes generally represents a discount from the credit spreads for the Bank’s conventional fixed-rate debt securities and the borrowing rate the Bank would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, the Bank’s view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the Bank’s conventional fixed-rate debt. If the interest rate implied by the credit spreads for the Bank’s conventional fixed-rate debt securities, or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities were to be used, the Bank would expect the economic terms of the notes to be more favorable to you. Consequently, the use of an internal funding rate for the notes increases the estimated value of the notes at any time and has an adverse effect on the economic terms of the notes.
The Bank’s initial estimated value of the notes does not represent future values of the notes and may differ from others’ (including GS&Co.’s) estimates
The Bank’s initial estimated value of the notes was determined by reference to its internal pricing models when the terms of the notes were set. These pricing models consider certain factors, such as the Bank’s internal funding rate on the trade date, the expected term of the notes, market conditions and other relevant factors existing at that time, and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by GS&Co.) could provide valuations for the notes that are different, and perhaps materially lower, from the Bank’s initial estimated value. Therefore, the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) may be materially lower than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) will be based on GS&Co.’s estimated value of your notes
GS&Co.’s estimated value of the notes is determined by reference to its pricing models and takes into account the Bank’s internal funding rate. The price at which GS&Co. would initially buy or sell your notes in the secondary market (if GS&Co. makes a market, which it is not obligated to do) exceeds GS&Co.’s estimated value of your notes at the time of pricing. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Additional Information Regarding Estimated Value of the Notes” above) will decline to zero on a straight line basis over the period from the trade date through the applicable date set forth under “Additional Information Regarding Estimated Value of the Notes” above. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to GS&Co.’s pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. If GS&Co. calculated its estimated value of your notes by reference to the Bank’s credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities (as opposed to the Bank’s internal funding rate), the price at which GS&Co. would buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do) could be significantly lower.
GS&Co.’s pricing models consider certain variables, including principally the Bank’s internal funding rate, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to GS&Co.’s models, taking into account the Bank’s internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below.
In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in the Bank’s creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus GS&Co.’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).
Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.
There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “The notes lack liquidity” below.
Risk of loss at maturity
You can lose your entire investment in the notes. The cash payment on your notes, if any, on the maturity date will be based on the performance of an unequally weighted basket comprised of the common stock or ordinary shares of 49 companies as measured from the initial basket level of 100 to the final basket level on the valuation date. If the final basket level for your notes is less than the initial basket level, you will have a loss for each $1,000 principal amount of your notes equal to the product of (i) the basket return times (ii) $1,000. Accordingly, the notes have the same downside risk as that of an investment in the basket components and you may lose your entire investment in the notes if the final basket level is less than the initial basket level.
Also, the market price of your notes prior to the maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the maturity date, you may receive far less than the amount of your investment in the notes.
The amount payable on your notes is not linked to the price of each basket component at any time other than on the valuation date (except in the case of tax redemptions)
The final basket level will be based on the closing prices of the basket components on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing prices of one or more basket components dropped on the valuation date, the payment at maturity for your notes may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the closing prices of the basket components prior to such drop in the prices of the basket components. Although the actual prices of the basket components on the maturity date or at other times during the life of your notes may be higher than the closing prices of the basket components on the valuation date, you will not benefit from the closing prices of the basket components at any time other than on the valuation date (except in the case of tax redemptions as described further under “Tax Redemption” in the accompanying product prospectus supplement).

The potential for the value of your notes to increase will be limited
Your ability to participate in any change in the level of the basket over the life of your notes will be limited because of the maximum payment amount. The maximum payment amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the initial basket level over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the basket or any of the basket components.
The lower performance of one basket component may offset an increase in the other basket components
Declines in the price of one basket component may offset increases in the prices of the other basket components. As a result, any return on the basket, and thus on your notes, may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket components are not equally weighted, increases in the prices of lower weighted basket components may be offset by even small decreases in the prices of the more heavily weighted basket components.
Holding the notes is not the same as holding the basket components
Holding the notes is not the same as holding the basket components. As a holder of the notes, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of the basket components would enjoy, and no such dividends or distributions will be factored into the payment at maturity on the notes. Further, the return on your notes may not reflect the return you would realize if you actually owned the basket components. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the participation rate, exceeds the cap on appreciation set by the maximum payment amount.
The notes differ from conventional debt instruments
The notes are not conventional notes or debt instruments. The notes do not provide you with interest payments prior to maturity as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank.
No interest
The notes do not bear interest and, accordingly, you will not receive any interest payments on the notes.
Your investment is subject to the credit risk of The Bank of Nova Scotia
The notes are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, accompanying prospectus supplement and accompanying product prospectus supplement, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including the payment at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the notes and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes. If you sell the notes prior to maturity, you may receive substantially less than the principal amount of your notes.
There are potential conflicts of interest between you and the calculation agent
Scotia Capital Inc., the calculation agent, is one of our affiliates. In performing its duties, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the notes. The calculation agent is under no obligation to consider your interests as a holder of the notes in taking any actions that might affect the price of the basket components and the value of, and any amount payable on, the notes.

Investors should investigate the basket components as if investing directly in the basket components
Investors should conduct their own diligence of the basket components as an investor would if it were directly investing in the basket components. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket components. Furthermore, we cannot give any assurance that all events occurring prior to the original issue date have been properly disclosed. Subsequent disclosure of any such events or the disclosure or failure to disclose material future events concerning the basket components could affect any payment at maturity. Investors should not conclude that the sale by the Bank of the notes is any form of investment recommendation by the Bank or any of its affiliates to invest in the basket components.
The notes are linked to the basket components and are therefore subject to the market risks of the basket components
Your notes are linked to the basket components and the return on your notes is therefore affected by the movements in the market prices of those stocks.  Each issuer of a basket component faces its own business risks and challenges, which may adversely affect the market price of such basket component.  In addition, the basket stocks will not change (except as described under “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement), and your notes will remain linked to the basket components even if one or more of the basket component issuers is experiencing severe business risks and challenges.  It is possible that large declines in the prices of one or more basket components could affect the basket return such that you would lose a portion or your entire investment in the notes.
Each basket component issuer faces its own business risks and challenges, which may adversely affect the market price of such basket component. Your notes will remain linked to the basket components even if one or more of the basket component issuers is experiencing severe business challenges. The lesser performance of some basket components will mitigate and may completely offset the greater performance of other basket components. It is possible that declines in the prices of one or more basket components could affect the basket return such that you would lose some or all of your investment in the notes.
The participation rate applies only at maturity
You should be willing to hold your notes to maturity. If you are able to sell your notes prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate or the notes themselves, and the return you realize may be less than the basket return multiplied by the participation rate even if such return is positive and less than the maximum payment amount. You may receive the full benefit of the participation rate only if you hold your notes to maturity.
If the level of the basket changes, the market value of your notes may not change in the same manner
Your notes may trade quite differently from the performance of the basket. Changes in the level of the basket may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” below and under “Additional Risk Factors Specific to the Underlier-Linked Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product prospectus supplement.
The return on your notes will not reflect any dividends paid on the basket components and you have no voting rights with respect to any basket components
The return on your notes will not reflect the return you would realize if you actually owned the basket components and received the distributions paid on the basket components. You will not receive any dividends that may be paid on any of the basket components by any the basket component issuers, nor will you have voting rights with respect to any basket components. See “— Holding the notes is not the same as holding the basket components” above for additional information.
There is no assurance that the investment view implicit in the notes will be successful
It is impossible to predict whether and the extent to which the level of the basket will rise or fall. None of the Bank, the calculation agent, GS&Co. or any of our or their respective affiliates gives any assurance that the level of the basket will rise above the initial basket level. The final basket level may be influenced by complex and interrelated political, economic, financial and other factors that affect the prices of the basket components. You should be willing to accept the risks of the price performance of equity securities in general and the basket components in particular and the risk of losing some or all of your initial investment.
Furthermore, we cannot give you any assurance that the future performance of the basket components will result in your receiving an amount greater than or equal to the principal amount of your notes. Certain periods of historical performance of the prices of the basket components would have resulted in you receiving less than the principal amount of your notes if you had owned notes with terms similar to these notes in the past. See “Information Regarding The Basket and Basket Components” in this pricing supplement for further information regarding the historical performance of the basket components.
Past hypothetical performance of the basket and past performance of the basket components should not be taken as an indication of the future performance of the level of the basket or the prices of the basket components
The notes are directly linked to the performance of the basket and indirectly linked to the performance of the basket components, which is speculative and involves a high degree of risk. None of the Bank, the calculation agent, GS&Co. or any of our or their respective affiliates gives any assurance as to the performance of the basket or the basket components. Investors should not conclude that the sale by the Bank of the notes is an investment recommendation by it or by any of the other entities mentioned above to invest in securities linked to the basket. Investors should consult with their own financial advisors as to whether an investment in the notes is appropriate for them. Past hypothetical performance of the basket and past performance of the basket components should not be taken as a guarantee or assurance of the future performance of the basket or basket components, and it is impossible to predict whether the basket or basket components will rise or fall during the term of the notes.
As of the date of this pricing supplement, there is no history for the closing levels of the basket
The payment at maturity, if any, for each of your notes is linked to the change in level of the basket, which will begin to be calculated only on the trade date. Since there will be no actual history for the closing levels of the basket until it begins to be calculated, no actual historical information about the closing levels of the basket will be available for you to consider in making an independent investigation of the basket performance, which may make it difficult for you to make an informed decision with respect to an investment in your notes.
In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the issuer of a basket component
Following certain corporate events relating to a basket component where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to such basket component issuer or any cash or any other assets distributed to holders of shares of the basket component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the related procedures under “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.
We may sell an additional aggregate principal amount of the notes at a different issue price
We may decide to sell an additional aggregate principal amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.
The notes are subject to risks associated with non-U.S. companies
Some of the basket components, including the common stock of Eaton Corporation Public Limited Company and the common stock of Seagate Technology Public Limited Company, represent shares of non-U.S. companies. An investment linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of the common stock of non-U.S. companies may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount and the impact of certain key terms of the notes will be negatively affected
The payment at maturity will not be adjusted based on the original issue price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in such notes held to the maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. If you purchase your notes at a premium to the principal amount and hold them to the maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at the principal amount or a discount to the principal amount. In addition, the impact of the maximum payment amount on the return on your investment will depend upon the price you pay for your notes relative to the principal amount. For example, if you purchase your notes at a premium to the principal amount, the maximum payment amount will only permit a lower positive return in your investment in the notes than would have been the case for notes purchased at the principal amount or a discount to the principal amount.
The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased
The price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the basket (and the prices of the basket components) over the full term of the notes, (ii) correlation among the basket components, (iii) volatility of the price of the basket components, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads and (vi) the time remaining to maturity. In particular, because the provisions of the notes relating to the payment at maturity and the maximum payment amount behave like options, the value of the notes will vary in ways which are non-linear and may not be intuitive.
Depending on the actual or anticipated level of the basket (and therefore the prices of the basket components) and other relevant factors, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity even if the percentage change in the level of the basket at such time is positive.
See “Additional Risk Factors Specific to the Notes—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product prospectus supplement.
The notes lack liquidity
The notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the notes. SCUSA, any other affiliates of the Bank and GS&Co. may, but are not obligated to, make a market in the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which SCUSA and GS&Co. are willing to purchase the notes from you. If at any time SCUSA and GS&Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.
Hedging activities by the Bank and GS&Co. may negatively impact investors in the notes and cause our respective interests and those of our respective clients and counterparties to be contrary to those of investors in the notes
The Bank, GS&Co. or one or more of our or their respective affiliates has hedged or expects to hedge the obligations under the notes by purchasing futures and/or other instruments linked to the basket components. The Bank, GS&Co. or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date.
The Bank, GS&Co. or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or equity-linked notes whose returns are linked to changes in the price of the basket components. Any of these hedging activities may adversely affect the price of the basket components — directly or indirectly — and therefore the market value of the notes and the amount you will receive, if any, on the notes. Because the dealer, or an affiliate, from which you purchase notes is to conduct hedging activities for us in connection with the notes, that dealer, or an affiliate, may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer, or an affiliate, receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes. In addition, you should expect that these transactions will cause the Bank, GS&Co. or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. The Bank, GS&Co. or our or their respective affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns with respect to these hedging activities while the value of the notes may decline.
The Bank, SCUSA, GS&Co. and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the basket component issuers and the market activities by the Bank, GS&Co. or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the notes
We, GS&Co. and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, GS&Co. and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the notes or other securities that we have issued), the basket components, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the basket components and/or the value of the notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the basket component issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the basket components and the market for your notes, and you should expect that our interests and those of GS&Co. and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the notes.
You should expect that we, GS&Co., and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the notes or other securities that we may issue, the basket components or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain personnel within us, GS&Co. or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the notes.
We, GS&Co. and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the notes or other securities that we may issue, the basket components or other securities or instruments similar to or linked to the foregoing. Investors in the notes should expect that the Bank, GS&Co. and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the notes for liquidity or otherwise.
Other investors in the notes may not have the same interests as you
The interests of other investors may, in some circumstances, be adverse to your interests. Other investors may make requests or recommendations to us, SCUSA or GS&Co., or our or their respective affiliates, regarding the establishment of transactions on terms that are adverse to your interests, and investors in the notes are not required to take into account the interests of any other investor in exercising remedies, voting or other rights in their capacity as noteholders.

Further, other investors may enter into market transactions with respect to the notes, assets that are the same or similar to the notes, assets referenced by the notes (such as stocks or stock indices) or other similar assets or securities which may adversely impact the market for or value of your notes. For example, an investor could take a short position (directly or indirectly through derivative transactions) in respect of securities similar to your notes or in respect of the basket components.
The calculation agent can postpone the valuation date for the notes if a market disruption event with respect to any of the basket components occurs
If the calculation agent determines, in its sole discretion, that, on a day that would otherwise be the valuation date, a market disruption event with respect to a basket component has occurred or is continuing, the valuation date for the affected basket component will be postponed until the first following trading day on which no market disruption event occurs or is continuing, although the valuation date will not be postponed by more than eight trading days. Moreover, if the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date, and the calculation agent will determine the applicable final component price that must be used to determine the payment at maturity. See “General Terms of the Notes — Unavailability of the Closing Price of the Reference Asset on a Valuation Date” and “General Terms of the Notes — Market Disruption Events” in the accompanying product prospectus supplement and “Market Disruption Events” herein.
The calculation agent can make anti-dilution and reorganization adjustments that affect the payment at maturity
For anti-dilution and reorganization events affecting a basket component, the calculation agent may make adjustments to the initial component price and/or the final component price, as applicable, and any other term of the notes. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket component. For instance, the calculation agent will not make any adjustments for regular cash dividends. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes and your payment at maturity may be materially and adversely affected. In addition, determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product prospectus supplement or herein as necessary to achieve an equitable result. The occurrence of any anti-dilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the notes and your payment at maturity, if any. See “General Terms of the Notes — Anti-Dilution Adjustments Relating to Equity Securities or a Reference Asset that is an ETF” in the accompanying product prospectus supplement.
There is no affiliation between any basket component issuer and us, SCUSA or GS&Co.
The Bank, SCUSA, GS&Co. and our or their respective affiliates may currently, or from time to time in the future, engage in business with the basket component issuers. None of the Bank, SCUSA, GS&Co. or any of our or their respective affiliates, is affiliated with any basket component issuer or have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket components. You should make your own investigation into the basket components and the basket component issuers. See the section below entitled “Information Regarding the Basket Components” in this pricing supplement for additional information about the basket components.
Uncertain tax treatment
Significant aspects of the tax treatment of the notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

INFORMATION REGARDING THE BASKET AND THE BASKET COMPONENTS

The Basket
The basket is comprised of the basket components, which consist of the common stock or ordinary shares of 49 companies, as set forth herein under “About the Basket” on page P-8.
Hypothetical Historical Basket Levels
Because the basket is a newly created basket and its level was first calculated on the trade date, there is no actual historical information about levels of the basket as of the date of this pricing supplement. Therefore, the hypothetical levels of the basket below are calculated based on publicly available information for each basket component as reported by Bloomberg, without independent verification. The hypothetical levels of the basket have fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the level of the basket during any period shown below is not an indication that the basket is more or less likely to increase or decrease at any time during the term of your notes.
The graph below illustrates the hypothetical performance of the basket from March 16, 2017 (the earliest date for which historical trading data is available for all basket components) through January 3, 2020, based on the daily closing prices of the basket components adjusted for corporate events. Past hypothetical performance of the basket is not indicative of the future performance of the basket.

The Basket Components
Included on the following pages is a brief description of each basket component issuer and a graph that illustrates the past performance of such basket component for the specified period. This information has been obtained from publicly available sources. We obtained the past performance information set forth below from Bloomberg without independent verification.
Each basket component issuer faces its own business risks and other competitive factors. All of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the maturity date. Our offering of the notes does not constitute a recommendation by the Bank, GS&Co. or any of our or their respective affiliates to invest in the basket, any basket component or the notes. You should make your own investigation of the basket components and the basket component issuers and whether to obtain exposure to the basket through an investment in the notes.
Each of the basket component issuers is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files financial and other information with the SEC. Periodic reports, proxy and information statements and other information filed by the basket component issuers can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.W. Washington, DC 20549, and such reports and filings are available at sec.gov. You should make your own investigation of the basket components and the basket component issuers (and whether to obtain exposure to the basket through an investment in the notes) by reading these reports and filings to understand the risks of each of the basket components and the basket component issuers.
Historical Closing Prices of the Basket Components
The prices of the basket components have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the price of a basket component during the period shown below is not an indication that such basket component is more or less likely to increase or decrease at any time during the term of your notes.
We have not undertaken an independent review or due diligence of the information. The graphs below, except where otherwise indicated, illustrate the performance of the basket components from January 1, 2015 through January 3, 2020, based on information from Bloomberg without independent verification. Past performance of the basket components is not indicative of the future performance of the basket components.

AbbVie Inc.
According to publicly available information, AbbVie Inc. (“AbbVie”) is a research-based biopharmaceutical company that develops and markets advanced therapies for complex and serious diseases. Information filed by AbbVie with the SEC can be located by reference to its SEC file number: 001-35565, or its CIK Code: 0001551152. AbbVie’s website is abbvie.com. AbbVie’s common stock is listed on the New York Stock Exchange under the ticker symbol “ABBV.”
Historical Performance of AbbVie Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Archer-Daniels-Midland Company
According to publicly available information, Archer-Daniels-Midland Company (“Archer Daniels Midland”) is a producer of food and beverage ingredients, and other products made from oilseeds, corn, wheat and other agricultural commodities. Information filed by Archer Daniels Midland with the SEC can be located by reference to its SEC file number: 001-00044, or its CIK Code: 0000007084.  Archer Daniels Midland’s website is adm.com.  Archer Daniels Midland’s common stock is listed on the New York Stock Exchange under the ticker symbol “ADM.”
Historical Performance of Archer-Daniels-Midland Company

60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Amgen Inc.
According to publicly available information, Amgen Inc. (“Amgen”) is a biotechnology company that discovers, develops, manufactures and delivers human therapeutics. Information filed by Amgen with the SEC can be located by reference to its SEC file number: 001-37702, or its CIK Code: 0000318154.  Amgen’s website is amgen.com.  Amgen’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AMGN.”
Historical Performance of Amgen Inc.

300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Broadcom Inc.
According to publicly available information, Broadcom Inc. (“Broadcom”) is a designer, developer and supplier of semiconductor devices. As of April 5, 2018, Broadcom’s common stock began trading on the NASDAQ Global Select Market. Broadcom is the successor to Avago Technologies Limited (“Avago”) as a result of the business combination between it and Broadcom Corporation. Information filed by Broadcom with the SEC can be located by reference to its SEC file number: 001-38449, or its CIK Code: 0001730168. Broadcom’s website is broadcom.com. Broadcom’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AVGO.” The information shown below only reflects Broadcom’s historical information since it began trading following the business combination between Avago and Broadcom Corporation and is therefore limited. Additional historical information regarding Broadcom is publicly available and you are urged to review that information in making your investment decision.
Historical Performance of Broadcom Inc. from April 5, 2018 through January 3, 2020

350
300
250
200
150
100
50
0
Apr-2018
Oct-2018
Apr-2019
Oct-2019

Best Buy Co., Inc.
According to publicly available information, Best Buy Co., Inc. (“Best Buy”) is a provider of technology products, services and solutions. Information filed by Best Buy with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09595, or its CIK Code: 0000764478. Best Buy’s website is bestbuy.com. Best Buy’s common stock is listed on the New York Stock Exchange under the ticker symbol “BBY.”
Historical Performance of Best Buy Co., Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Bristol-Myers Squibb Company
According to publicly available information, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products. Information filed by Bristol-Myers Squibb with the SEC can be located by reference to its SEC file number: 001-01136, or its CIK Code: 0000014272.  Bristol-Myers Squibb’s website is bms.com. Bristol-Myers Squibb’s common stock is listed on the New York Stock Exchange under the ticker symbol “BMY.”
Historical Performance of Bristol-Myers Squibb Company

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Cardinal Health, Inc.
According to publicly available information, Cardinal Health, Inc. (“Cardinal Health”) provides healthcare and pharmaceutical products and services. Information filed by Cardinal Health with the SEC can be located by reference to its SEC file number: 001-11373, or its CIK Code: 0000721371. Cardinal Health’s website is cardinalhealth.com. Cardinal Health’s common stock is listed on the New York Stock Exchange under the ticker symbol “CAH.”
Historical Performance of Cardinal Health, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Caterpillar Inc.
According to publicly available information, Caterpillar Inc. (“Caterpillar”) is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Information filed by Caterpillar with the SEC can be located by reference to its SEC file number: 001-00768, or its CIK Code: 0000018230. Caterpillar’s website is caterpillar.com. Caterpillar’s common stock is listed on the New York Stock Exchange under the ticker symbol “CAT.”
Historical Performance of Caterpillar Inc.

180
160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Citizens Financial Group, Inc.
According to publicly available information Citizens Financial Group, Inc. (“CFG”) is a retail bank holding company offering a range of retail and commercial banking products and services to individuals and institutions. Information filed by CFG with the SEC can be located by reference to its SEC file number: 001-36636, or its CIK Code: 0000759944. CFG’s website is citizensbank.com. CFG’s common stock is listed on the New York Stock Exchange under the ticker symbol “CFG.”
Historical Performance of Citizens Financial Group, Inc. from September 23, 2014 through January 3, 2020

60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Comerica Incorporated
According to publicly available information, Comerica Incorporated (“Comerica”) is a financial services company. Information filed by Comerica with the SEC can be located by reference to its SEC file number: 001-10706 or its CIK Code: 0000028412. Comerica's website is comerica.com. Comerica's common stock is listed on the New York Stock Exchange under the ticker symbol "CMA."
Historical Performance of Comerica Incorporated

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Cummins Inc.
According to publicly available information, Cummins Inc. (“Cummins”) designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, including filtration, after treatment, turbochargers, fuel systems, controls systems, air handling systems and electric power generation systems and sells its products to original equipment manufacturers, distributors and other customers. Information filed by Cummins with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04949, or its CIK Code: 0000026172. Cummins’ website is cummins.com. Cummins’ common stock is listed on the New York Stock Exchange under the ticker symbol “CMI.”
Historical Performance of Cummins Inc.

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Cisco Systems, Inc.
According to publicly available information, Cisco Systems, Inc. (“Cisco”) is an internet technology company that designs and sells products, provides services and delivers integration solutions to develop and connect networks. Information filed by Cisco with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-18225, or its CIK Code: 0000858877. Cisco’s website is cisco.com. Cisco’s common stock is listed on The NASDAQ Global Select Market under the ticker symbol “CSCO.”
Historical Performance of Cisco Systems, Inc.

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Delta Air Lines, Inc.
According to publicly available information, Delta Air Lines, Inc. (“Delta”) provides scheduled air transportation for passengers and cargo throughout the United States and around the world. Information filed by Delta Air Lines, Inc. with the SEC can be located by reference to its SEC file number: 001-05424, or its CIK Code: 0000027904. Delta’s website is delta.com. Delta’s common stock is listed on the New York Stock Exchange under the ticker symbol “DAL.”
Historical Performance of Delta Air Lines, Inc.

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Darden Restaurants, Inc.
According to publicly available information, Darden Restaurants, Inc. (“Darden”) is a full-service restaurant company. Information filed by Darden with the SEC can be located by reference to its SEC file number: 001-13666, or its CIK Code: 0000940944. Darden’s website is darden.com.  Darden’s common stock is listed on the New York Stock Exchange under the ticker symbol “DRI.”
Historical Performance of Darden Restaurants, Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

DTE Energy Company
According to publicly available information, DTE Energy Company (“DTE Energy”) provides utility operations and energy-related businesses and services. Information filed by DTE Energy with the SEC can be located by reference to its SEC file number: 001-11607, or its CIK Code: 0000936340. DTE Energy’s website is dteenergy.com. DTE Energy’s common stock is listed on the New York Stock Exchange under the ticker symbol “DTE.”
Historical Performance of DTE Energy Company

160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

DXC Technology Company
According to publicly available information, DXC Technology Company (“DXC Technology”) is an information technology services company. Information filed by DXC Technology with the SEC can be located by reference to its SEC file number: 001-38033, or its CIK Code: 0001688568. DXC Technology’s website is dxc.technology.com. DXC Technology’s common stock is listed on the New York Stock Exchange under the ticker symbol “DXC.”
Historical Performance of DXC Technology Company from March 16, 2017 through January 3, 2020

Eastman Chemical Company
According to publicly available information, Eastman Chemical Company (“Eastman”) is an advanced materials and specialty additives company which produces chemicals, fibers and plastics materials. Information filed by Eastman with the SEC can be located by reference to its SEC file number: 001-12626, or its CIK Code: 0000915389. Eastman’s website is eastman.com. Eastman’s common stock is listed on the New York Stock Exchange under the ticker symbol “EMN.”
Historical Performance of Eastman Chemical Company

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Eaton Corporation Public Limited Company
According to publically available information, Eaton Corporation plc (“Eaton”) is a power management company that provides energy-efficient solutions that help manage electrical, hydraulic and mechanical power. Information filed by Eaton with the SEC can be located by reference to its SEC file number: 000-54863, or its CIK Code: 0001551182. Eaton’s website is eaton.com. Eaton’s common stock is listed on the New York Stock Exchange under the ticker symbol “ETN.”
Historical Performance of Eaton Corporation Public Limited Company

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Gilead Sciences, Inc.
According to publicly available information, Gilead Sciences, Inc. (“Gilead”) is a research-based biopharmaceutical company that discovers, develops and commercializes medicines in areas of unmet medical need. Information filed by Gilead with the SEC can be located by reference to its SEC file number: 000-19731, or its CIK Code: 0000882095. Gilead’s website is gilead.com. Gilead’s common stock is listed on The NASDAQ Global Select Market under the ticker symbol “GILD.”
Historical Performance of Gilead Sciences, Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Corning Incorporated
According to publicly available information, Corning Incorporated (“Corning”) is a material science company which manufacturers of specialty glass and ceramics. Information filed by Corning with the SEC can be located by reference to its SEC file number: 001-03247, or its CIK Code: 0000024741. Corning’s website is corning.com. Corning’s common stock is listed on the New York Stock Exchange under the ticker symbol “GLW.”
Historical Performance of Corning Incorporated

40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Huntington Bancshares Incorporated
According to publicly available information, Huntington Bancshares Incorporated (“Huntington”) is a multi-state regional bank holding company. Information filed by Huntington with the SEC can be located by reference to its SEC file number: 001-34073, or its CIK Code: 0000049196. Huntington’s website is huntington.com. Huntington’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “HBAN”.
Historical Performance of Huntington Bancshares Incorporated

18
16
14
12
10
8
6
4
2
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Hewlett Packard Enterprise Company
According to publicly available information, Hewlett Packard Enterprise Company (“Hewlett Packard”) is a provider of technology solutions. Information filed by Hewlett Packard with the SEC can be located by reference to its SEC file numbers: 001-37483, or its CIK Code: 0001645590. Hewlett Packard’s website is hpe.com. Hewlett Packard’s common stock is listed on the New York Stock Exchange under the ticker symbol “HPE.”
Historical Performance of Hewlett Packard Enterprise Company from October 19, 2015 through January 3, 2020

25
20
15
10
5
0
Oct-2015
Oct-2016
Oct-2017
Oct-2018
Oct-2019

HP Inc.
According to publicly available information, HP Inc. (“HP”) is a provider of personal computing and other access devices, imaging and printing products and related technologies, solutions and services. Information filed by HP with the SEC can be located by reference to its SEC file number:  001-04423, or its CIK Code:  0000047217.  HP’s website is hp.com. HP’s common stock is listed on the New York Stock Exchange under the ticker symbol “HPQ.”
Historical Performance of HP Inc.

30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

International Business Machines Corporation
According to publicly available information, International Business Machines Corporation (“IBM”) provides computer solutions, technologies, systems, products, services, software and financing, through the use of advanced information technology. Information filed by IBM with the SEC can be located by reference to its SEC file number: 001-02360, or its CIK Code: 0000051143. IBM’s website is ibm.com. IBM’s capital stock is listed on the New York Stock Exchange under the ticker symbol “IBM.”
Historical Performance of International Business Machines Corporation

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

The Interpublic Group of Companies, Inc.
According to publicly available information, The Interpublic Group of Companies, Inc. (“Interpublic”) is an advertising and marketing services company. Information filed by Interpublic with the SEC can be located by reference to its SEC file number: 001-06686, or its CIK Code: 0000051644. Interpublic’s website is interpublic.com. Interpublic’s common stock is listed on the New York Stock Exchange under the ticker symbol “IPG”.
Historical Performance of The Interpublic Group of Companies, Inc.

30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

KeyCorp
According to publicly available information, KeyCorp (“KeyCorp”) is a bank-based financial services company which offers retail and commercial banking, commercial leasing, investment management, consumer finance, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients. Information filed by KeyCorp with the SEC can be located by reference to its SEC file number: 001-11302, or its CIK Code: 0000091576. KeyCorp’s website is key.com. KeyCorp’s common stock is listed on the New York Stock Exchange under the ticker symbol “KEY.”
Historical Performance of KeyCorp

25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

The Kroger Co.
According to publicly available information, The Kroger Co. (“Kroger”) is a retailer that operates supermarkets, multi-department stores, jewelry stores and convenience stores and manufacturers and processes some of the food for sale in their supermarkets. Information filed by Kroger’s with the SEC can be located by reference to its SEC file number: 001-00303, or its CIK Code: 0000056873. Kroger’s website is kroger.com. Kroger’s common stock is listed on the New York Stock Exchange under the ticker symbol “KR.”
Historical Performance of The Kroger Co.

45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Kohl's Corporation
According to publicly available information, Kohl's Corporation ("Kohl's") is an omnichannel retailer that sells moderately-priced proprietary and national brand apparel, footwear, accessories, beauty and home products through its stores and an e-commerce website. Kohl's merchandise mix includes both national brands and proprietary brands that are available only at Kohl's. Kohl's operates in one segment. Information filed by Kohl's with the SEC can be located by reference to its SEC file number: 001-11084, or its CIK Code: 0000885639. Kohl's' website is www.Kohls.com. Kohl's' common stock is listed on the New York Stock Exchange under the ticker symbol "KSS."
Historical Performance of Kohl's Corporation

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Eli Lilly and Company
According to publicly available information, Eli Lilly and Company (“Eli Lilly”) is a drug manufacturer that discovers, develops, manufactures and markets human pharmaceutical products. Information filed by Eli Lilly with the SEC can be located by reference to its SEC file number: 001-06351, or its CIK Code: 0000059478. Eli Lilly’s website is lilly.com. Eli Lilly’s common stock is listed on the New York Stock Exchange under the ticker symbol “LLY.”
Historical Performance of Eli Lilly and Company

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Macy's, Inc.
According to publicly available information, Macy’s, Inc. (“Macy’s”) operates department stores and sells a wide range of merchandise, including apparel and accessories (men’s, women’s and children’s), cosmetics, home furnishings and other consumer goods. Information filed by Macy’s with the SEC can be located by reference to its SEC file number: 001-13536, or its CIK Code: 0000794367. Macy’s website is macysinc.com. Macy’s common stock is listed on the New York Stock Exchange under the ticker symbol “M.”
Historical Performance of Macy's, Inc.

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Morgan Stanley
According to publicly available information, Morgan Stanley (“Morgan Stanley”) is a financial services firm that, through its subsidiaries and affiliates, advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals. Information filed by Morgan Stanley with the SEC can be located by reference to its SEC file number: 001-11758, or its CIK Code: 0000895421.  Morgan Stanley’s website is morganstanley.com.  Morgan Stanley’s common stock is listed on the New York Stock Exchange under the ticker symbol “MS.”
Historical Performance of Morgan Stanley

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

NetApp, Inc.
According to publicly available information, NetApp, Inc. (“NetApp”) is a hybrid cloud company providing data insight, access and control for hybrid cloud environments. Information filed by NetApp with the SEC can be located by reference to its SEC file number: 000-27130, or its CIK Code: 0001002047.  NetApp’s website is netapp.com. NetApp’s common stock is listed on The NASDAQ Global Select Market under the ticker symbol “NTAP.”
Historical Performance of NetApp, Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Omnicom Group Inc.
According to publicly available information, Omnicom Group Inc. (“Omnicom”) is a holding company providing advertising, marketing and corporate communications services. Information filed by Omnicom with the SEC can be located by reference to its SEC file number: 001-10551, or its CIK Code: 0000029989. Omnicom’s website is omnicomgroup.com. Omnicom’s common stock is listed on the New York Stock Exchange under the ticker symbol “OMC.”
Historical Performance of Omnicom Group Inc.

100
90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Public Service Enterprise Group Incorporated
According to publicly available information, Public Service Enterprise Group Incorporated (“Public Service”) is a holding company providing energy and utility services. Information filed by Public Service with the SEC can be located by reference to its SEC file number: 001-09120, or its CIK Code: 0000788784. Public Service’s website is pseg.com. Public Service’s common stock is listed on the New York Stock Exchange under the ticker symbol “PEG.”
Historical Performance of Public Service Enterprise Group Incorporated

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Phillips 66
According to publicly available information, Phillips 66 (“Phillips”) is an energy manufacturing and logistics company. Information filed by Phillips with the SEC can be located by reference to its SEC file number: 001-35349, or its CIK Code: 0001534701. Phillips’ website is phillips66.com. Phillips’ common stock is listed on the New York Stock Exchange under the ticker symbol “PSX.”
Historical Performance of Phillips 66

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Regency Centers Corporation
According to publicly available information, Regency Centers Corporation (“Regency”) is a real estate investment trust which owns retail and shopping centers. Information filed by Regency with the SEC can be located by reference to its SEC file number: 001-12298, or its CIK Code: 0000910606. Regency’ website is regencycenters.com. Regency’s common stock is listed on the Nasdaq Stock Market under the ticker symbol “REG.”
Historical Performance of Regency Centers Corporation

90
80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Snap-on Incorporated
According to publicly available information, Snap-on Incorporated (“Snap-on”) is a manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions. Information filed by Snap-on with the SEC can be located by reference to its SEC file number: 001-07724, or its CIK Code: 0000091440. Snap-on’s website is snapon.com. Snap-on’s common stock is listed on the New York Stock Exchange under the ticker symbol “SNA”.
Historical Performance of Snap-on Incorporated

200
180
160
140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Simon Property Group, Inc.
According to publicly available information, Simon Property Group, Inc. (“Simon”) is a real estate investment trust which owns, develops and manages retail real estate properties, which consist primarily of malls, “Premium Outlets” and “The Mills”. Information filed by Simon with the SEC can be located by reference to its SEC file number: 001-14469, or its CIK Code: 0001063761. Simon’s website is simon.com. Simon’s common stock is listed on the New York Stock Exchange under the symbol “SPG.”
Historical Performance of Simon Property Group, Inc.

250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Seagate Technology Public Limited Company
According to publicly available information, Seagate Technology Public Limited Company (“Seagate”) is a provider of data storage technology and solutions. Information filed by Seagate with the SEC can be located by reference to its SEC file number: 001-31560, or its CIK Code: 0001137789. Seagate’s website is seagate.com. Seagate’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “STX”.
Historical Performance of Seagate Technology Public Limited Company

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Skyworks Solutions, Inc.
According to publicly available information, Skyworks Solutions, Inc. ("Skyworks") is a semiconductor company that designs, develops, manufactures and markets semiconductors directly to OEMs of communications and electronics products, third-party original design manufacturers and contract manufacturers, and indirectly through electronic components distributors. Information filed by Skyworks with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05560, or its CIK Code: 0000004127. Skyworks' website is skyworksinc.com. Skyworks' common stock is listed on the NASDAQ Global Select Market under the ticker symbol "SWKS."
Historical Performance of Skyworks Solutions, Inc.

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

AT&T Inc.
According to publicly available information, AT&T Inc. (“AT&T”) is a provider of communications and digital entertainment services, including wireless and wireline communications services, data/broadband and voice; digital video services, telecommunications equipment; managed networking; and wholesale services, to consumers, businesses and other providers of telecommunications services.. Information filed by AT&T with the SEC can be located by reference to its SEC file number: 001-08610, or its CIK Code: 0000732717. AT&T’s website is att.com. AT&T’s common stock is listed on the New York Stock Exchange under the ticker symbol “T.”
Historical Performance of AT&T Inc.

50
45
40
35
30
25
20
15
10
5
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Molson Coors Brewing Company
According to publicly available information, Molson Coors Brewing Company (“Molson Coors”) is a brewing company with a portfolio of owned and partner brands. Information filed by Molson Coors with the SEC can be located by reference to its SEC file numbers: 001-14829, or its CIK Code: 0000024545. Molson Coors’s website is molsoncoors.com. Molson Coors’ common stock is listed on the New York Stock Exchange under the ticker symbol “TAP.”
Historical Performance of Molson Coors Brewing Company

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Texas Instruments Incorporated
According to publicly available information, Texas Instruments Incorporated (“Texas Instruments”) designs, makes and sells semiconductors to electronics designers and manufacturers. Information filed by Texas Instruments with the SEC can be located by reference to its SEC file number: 001-03761, or its CIK Code: 0000097476. Texas Instruments’ website is ti.com. Texas Instruments’ common stock is listed on the NASDAQ Global Select Market under the ticker symbol “TXN.”
Historical Performance of Texas Instruments Incorporated

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Unum Group
According to publicly available information, Unum Group (“Unum”) is an insurance company that provides its products primarily through employers. Information filed by Unum with the SEC can be located by reference to its SEC file number: 001-11294, or its CIK Code: 0000005513. Unum’s website is unum.com. Unum’s common stock is listed on the New York Stock Exchange under the ticker symbol “UNM”.
Historical Performance of Unum Group

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

ViacomCBS Inc.
According to publicly available information, ViacomCBS Inc. (“ViacomCBS”) is a media and entertainment company, including the operation of cable networks, content production and distribution, television stations, internet-based businesses and consumer publishing. ViacomCBS was created following the effectiveness of an agreement and plan of merger dated as of December 4, 2019 by and between CBS Corporation (“CBS”) and Viacom Inc. (“Viacom”), at the effective time of which Viacom merged with and into CBS with CBS continuing as the surviving company, and the class A and class B common stock of Viacom automatically converted into a number of shares of, and the class A and class B common stock of CBS remained issued and outstanding shares of, the class A and class B common stock, respectively, of ViacomCBS. On December 5, 2019, the class A and class B common stock of ViacomCBS commenced trading on The Nasdaq Global Select Market under the ticker symbols “VIACA” and “VIAC”, respectively. Accordingly, the graph below prior to this date reflects the performance of the class B common stock of CBS. Information filed by ViacomCBS with the SEC can be located by reference to its SEC file number: 001-09553, or its CIK Code: 0000813828. ViacomCBS’ website is viacbs.com. ViacomCBS’ Class B common shares are listed on The Nasdaq Global Select Market under the ticker symbol “VIAC”.
Historical Performance of ViacomCBS Inc.

80
70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Valero Energy Corporation
According to publicly available information, Valero Energy Corporation (“Valero”) is petroleum refining and marketing company which produces gasoline, diesel, other distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined petroleum products. Information filed by Valero with the SEC can be located by reference to its SEC file number: 001-13175, or its CIK Code: 0001035002. Valero’s website is valero.com. Valero’s common stock is listed on the New York Stock Exchange under the ticker symbol “VLO”.
Historical Performance of Valero Energy Corporation

140
120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Verizon Communications Inc.
According to publicly available information, Verizon Communications Inc. (“Verizon”) is a telecommunications company which provides voice, data, video services communications, information, entertainment products and services to consumers, businesses and governmental agencies on their wireless and wireline networks. Information filed by Verizon with the SEC can be located by reference to its SEC file number: 001-08606, or its CIK Code: 0000732712. Verizon’s website is verizon.com. Verizon’s common stock is listed on the New York Stock Exchange under the ticker symbol “VZ”.
Historical Performance of Verizon Communications Inc.

70
60
50
40
30
20
10
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Walgreens Boots Alliance, Inc.
According to publicly available information, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) is a pharmacy-led health and wellbeing enterprise which has a portfolio of retail and business brands and retail stores including Walgreens and Duane Reade. Information filed by Walgreens Boots Alliance with the SEC can be located by reference to its SEC file number: 001-36759, or its CIK Code: 0001618921. Walgreens Boots Alliance’s website is walgreensbootsalliance.com. Walgreens Boots Alliance’s common stock is listed on The NASDAQ Stock Market under the ticker symbol “WBA”.
Historical Performance of Walgreens Boots Alliance, Inc.

120
100
80
60
40
20
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

Wynn Resorts, Limited
According to publicly available information, Wynn Resorts, Limited (“Wynn Resorts”) is a developer, owner and operator of destination casino resorts that integrate hotel accommodations and amenities such as dining outlets, retail offerings, entertainment theaters and large meeting complexes. Information filed by Wynn Resorts with the SEC can be located by reference to its SEC file number: 000-50028, or its CIK Code: 0001174922. Wynn Resorts’ website is wynnresorts.com. Wynn Resorts’ common stock is listed on the NASDAQ Global Select Market under the ticker symbol “WYNN”.
Historical Performance of Wynn Resorts, Limited

300
250
200
150
100
50
0
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

SCUSA, our affiliate, has agreed to purchase the notes at the principal amount and, as part of the distribution of the notes, has agreed to sell the notes to GS&Co. at a discount reflecting commissions of $11.00 per $1,000 principal amount of notes. The commissions per $1,000 principal amount are comprised of $2.50 of fees and $8.50 of selling commission. In accordance with the terms of a distributor accession letter, GS&Co. has been appointed as a distribution agent under the distribution agreement and may purchase notes from the Bank or its affiliates. At the time we issue the notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of its affiliates.
In addition, SCUSA, GS&Co. and their respective affiliates or agents may use the accompanying product prospectus supplement to which this pricing supplement relates in market-making transactions after the initial sale of the notes. While SCUSA and GS&Co. may make markets in the notes, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. See the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and accompanying product prospectus supplement.
The price at which you purchase the notes includes costs that the Bank, GS&Co. or our or their respective affiliates expect to incur and profits that the Bank, GS&Co, or our or their respective affiliates expect to realize in connection with hedging activities related to the notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the original issue date.
Conflicts of interest
Each of SCUSA and Scotia Capital Inc. is an affiliate of the Bank and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither SCUSA nor Scotia Capital Inc. is permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
SCUSA, GS&Co., and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. SCUSA, GS&Co., and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, SCUSA, GS&Co., and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. SCUSA, GS&Co., and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Additionally, because the dealer from which you purchase the notes is to conduct hedging activities for us in connection with the notes, that dealer may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product prospectus supplement.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the notes. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the notes, and the following discussion is not binding on the IRS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein.
U.S. Tax Treatment. Pursuant to the terms of the notes, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your notes as prepaid derivative contracts with respect to the basket. If your notes are so treated, you should generally recognize gain or loss upon the taxable disposition of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. Subject to the discussion below regarding Section 1260 of the Code, such gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.
Section 1260. Because one or more basket components would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your notes could be recharacterized as ordinary income, and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to consult your tax advisor concerning the possible implications of Section 1260 of the Code and to read the discussion concerning the possible treatment of the notes as a constructive ownership transaction in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the notes could differ materially and adversely from the treatment described above, as described further in the accompanying product prospectus supplement under “—Alternative Treatments”.
Except to the extent otherwise required by law, the Bank intends to treat your notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments.
Section 1297. We will not attempt to ascertain whether any basket component issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to the notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 871(m) of the Code and FATCA, discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of the notes generally will not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. Except as to Regency Centers Corporation and Simon Property Group, Inc., each of which is a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code, we will not attempt to ascertain whether any basket component issuer, including Eaton Corporation Public Limited Company and Seagate Technology Public Limited Company, would be treated as a USRPHC within the meaning of Section 897 of the Code. We also have not attempted to determine whether the notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. Because Regency Centers Corporation and Simon Property Group, Inc. are USRPHCs and other basket component issuers may be so, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a notes upon a taxable disposition of the note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the basket component issuers for their notes as a USRPHC and/or the notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the notes are not “delta-one” with respect to any basket component, our special U.S. tax counsel is of the opinion that the notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the notes. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting any basket component or your notes, and following such occurrence your notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the notes under these rules if you enter, or have entered, into certain other transactions in respect of any basket component or the notes. If you enter, or have entered, into other transactions in respect of any basket component or the notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your notes in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the notes.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your notes.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the Bank and those of the basket component issuers).

VALIDITY OF THE NOTES

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the notes offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the notes will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the issuer, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the notes, authentication of the notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated November 30, 2018 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on November 30, 2018.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the notes has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the notes have been duly executed, authenticated and issued in accordance with the Indenture, the notes will be validly issued and, to the extent validity of the notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, and will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act.  This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated November 30, 2018, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on November 30, 2018.